EX-99.B(e)

                                   Schedule A


     PBHG Growth Fund
     PBHG Emerging Growth Fund
     PBHG Large Cap Growth Fund
     PBHG Select Equity Fund
     PBHG Limited Fund
     PBHG Core Growth Fund
     PBHG Large Cap 20 Fund
     PBHG Large Cap Value Fund
     PBHG Mid-Cap Value Fund
     PBHG Small Cap Value Fund
     PBHG Technology & Communications Fund
     PBHG Strategic Small Company Fund
     PBHG International Fund
     PBHG Cash Reserves Fund
     PBHG Focused Value Fund
     PBHG New Opportunities Fund
     PBHG Global Technology & Communications Fund


Dated: April 4, 2000